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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 AMENDMENT NO. 2

                                   FORM 8-A/A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


Community First Bankshares, Inc.                           CFB Capital I
--------------------------------                           -------------
 (Exact name of co-registrant                      (Exact name of co-registrant
  as specified in its charter)                      as specified in its charter)

          Delaware                                            Delaware
          --------                                            --------
   (State of incorporation                           (State of incorporation
       or organization)                                  or organization)

         46-0391436                                           41-6422292
         ----------                                           ----------
      (I.R.S. Employer                                     (I.R.S. Employer
     Identification No.)                                  Identification No.)


                                  520 Main Avenue
                          Fargo, North Dakota 58124-0001
                          ------------------------------
              (Address of principal executive offices and zip code)


If this Form relates to the             If this Form relates to the registration
registration of a class of debt         of a class of debt securities and is
securities and is effective             to become effective simultaneously
upon filing pursuant to General         with the effectiveness of a concurrent
Instruction Act(c)(1) please check      registration statement under the
the following box.  / /                 Securities Act of 1933 pursuant to
                                        General Instruction A(c)(2) please check
                                        the following box.                 / /

Securities to be registered pursuant to Section 12(b) of the Act:

     None


Securities to be registered pursuant to Section 12(g) of the Act:

     __% Cumulative Capital Securities, $25 liquidation amount

     Guarantee of Community First Bankshares, Inc.
         with respect to the __% Cumulative Capital Securities


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       Incorporated by reference to the sections entitled "Description of the Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrant's Form S-3 Registration Statement (File No. 333-19921) filed with the Commission on January 16, 1997 and amended on January 30, 1997 (the "1997 Form S-3"), and the same sections in the Company's Prospectus to be filed pursuant to Rule 424(b) are deemed to be incorporated by reference herein.

Item 2.        EXHIBITS.


       4.1     Trust Agreement of CFB Capital I dated as of January 14, 1997.*
       4.2 Form of Amended and Restated Trust Agreement of CFB Capital I, to be dated _________, 1997.*
       4.3 Form of Capital Security Certificate of CFB Capital I (included as an exhibit to Exhibit 4.2).
       4.4     Form of Capital Securities Guarantee Agreement.*

       ____________________

       * Incorporated by reference to Exhibits 4.4, 4.5 and 4.7 to the 1997 Form S-3.


                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       COMMUNITY FIRST BANKSHARES, INC.


Dated: January 27, 1997                By /s/ Mark A. Anderson
                                          --------------------------------------
                                               Mark A. Anderson, Executive
                                               Vice President and Chief
                                               Financial Officer


                                       CFB CAPITAL I


Dated: January 27, 1997                By /s/ Mark A. Anderson
                                          --------------------------------------
                                              Mark A. Anderson,
                                              Administrative Trustee


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